UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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WESTELL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

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WESTELL TECHNOLOGIES, INC.
SUPPLEMENT TO PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 13, 2016
This proxy statement supplement (the “Supplement”) relates to the definitive proxy statement (the “Proxy Statement”) of Westell Technologies, Inc., a Delaware corporation (the “Company”), as previously filed by us and furnished to our stockholders in connection with the solicitation of proxies by our board of directors (the “Board”) for the 2016 Annual Meeting of Shareholders (the “Annual Meeting”).
Except as updated or supplemented by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting.
The following information corrects certain biographical information regarding Mr. J. Thomas Gruenwald, Chairman, President and Chief Executive Officer, and a nominee for director, as reflected under the heading “Nominees for Election for Terms Expiring at the 2017 Annual Meeting” beginning on page 4 of the Proxy Statement:

Name	Age	Principal Occupation and Other Information
J. Thomas Gruenwald	68
J. Thomas Gruenwald has served as Chief Executive Officer and President since February 10, 2015, has served as a Director of the Company since October 2013 and as Chairman since March 2015. From July 2013 to December 2014, Mr. Gruenwald served as one of four Managing Members at Alliant Formulations, LLC, a manufacturer of personal care products requiring complex chemistry and manufacturing processes. On June 5, 2014, Alliant Formulations filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Prior to Alliant Formulations Mr. Gruenwald was a managing director at the Global Sentry Group, LLC, a strategic advisory and turnaround firm specializing in small and mid-sized high tech corporations from 2008 to 2012. Mr. Gruenwald has more than 25 years of telecommunications experience. He held a number of senior executive positions at Tellabs, a multi-billion dollar designer and manufacturer of telecommunications systems. During his tenure there, he served in a number of senior executive roles including CTO, Executive Vice President of the broadband networking division, CIO, and Vice President of Human Resources and Quality Systems. Mr. Gruenwald has also served as President and CEO of UNI Quality, Inc., a professional services firm, and held several executive and technical positions with AT&T Bell Laboratories. Prior to that he was Assistant Professor of Physics at the University of Portland in Portland, Oregon. He served for 10 years as Director and Chairman of Edward Hospital, was a Director of the Illinois Institute of Technology, the Board of Advisors to the Engineering college of Iowa State University and is a trustee of North Central College. He previously served as a Director of Spectrum Control (SPEC, NASDAQ) until 2011. Mr. Gruenwald obtained his undergraduate degree in Physics from the University of Cincinnati, and his Masters degree and Ph.D. in Theoretical Physics from Purdue University. Mr. Gruenwald’s executive experience and his knowledge of the telecommunications industry qualify him to serve as Chairman of the Board of Directors.

By Order of the Board of Directors

Thomas P. Minichiello

Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

September 1, 2016